MOORE & ASSOCIATES, CHARTERED
    ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2/A, Amendment No. 4 of Service Air Group, Inc., of our report dated March 28, 2007 on our audit of the financial statements of Service Air Group, Inc. as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period ended December 31, 2006, and the reference to us under the caption "Experts."

/s/  Moore & Associates
Moore & Associates Chartered
Las Vegas, Nevada
September 10, 2007